Exhibit 99.1

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FIRST NATIONAL BANCSHARES SUBMITS FORM 10-K FOR FY 2009 RESULTS

SPARTANBURG, SC, March 11, 2010 – First National Bancshares, Inc., (NASDAQ: FNSC), today announced its results for the year ended December 31, 2009,  with the filing of its Form 10-K that revealed a lowered annual loss, continued resolution of assets, and improved trends for quarter-to-quarter indicators.

For fiscal year 2009, First National Bancshares, the holding company for Spartanburg-based First National Bank of the South, posted a net loss of $43.7 million to common shareholders, a decrease from 2008. Most of that, $39.7 million, was a non-cash provision for loan losses that represents adjustments to the value of the Company’s assets -- in particular, those associated to South Carolina’s distressed real estate market. Despite almost all noninterest expenses decreasing, First National’s results reflected a 500-percent increase in FDIC premiums in addition to other  regulatory fees, totaling more than $3.5 million.

“2009 was a challenging year for all banks, including First National. As other banks now start to write down non-performing real estate loans, we are glad we were ahead of the curve. This is due to  proactive discovery practices that led us to write down the value of these properties,” J. Barry Mason, President and CEO of both First National Bancshares and its subsidiary, First National Bank of the South, said. “As we near the completion of our rebuilding phase, First National is beginning a transitional year with the creation of a new future, based on several positive quarter-to-quarter trends. In 2010, First National expects to continue to make loans, attract deposits, and prudently grow its community investments.”

Almost all noninterest expense categories showed reductions in 2009 to below 2008 levels and demonstrated quarterly improvement. Another encouraging trend was liquidity, which increased more than 85 percent to $165.1 million, and interest-bearing deposits remained steady at about $607 million. Core net interest margins improved monthly throughout the year.  An indicator of health and sound credit policies was the decline in 30-89-day delinquencies, which since June 30, 2009, registered an 87 percent drop.

“Our aggressive write-downs of real estate assets have limited the amount of unresolved non-performing assets, and we have changed our loan portfolio mix to avoid troubled market segments,” Mason said. “First National also has had an aggressive strategy to improve the Company’s financial condition, including discounting its obligations under loan instruments and conversion of Company’s securities. These aggressive actions reflect how First National continues to work hard to improve its capital ratios.”

In 2009, First National also made progress in complying with the recommendations of regulators, and this remains a priority for 2010, he said.

“First National took the brunt of the recession in 2009 and has responded with a new, flexible strategy, focused on restoring strength to our balance sheet and vision to our leadership,” C. Dan Adams, Chairman of First National Bancshares, said. “In 2010, First National is focusing on delivering value to our stakeholders – customers, communities and shareholders – and we are beginning to show some positive indicators.”

During 2009, highlights included:
•	Appointment of a new president and CEO in J. Barry Mason;
•	First National shareholders approved an amendment to the articles of incorporation increasing the number of authorized shares of common stock to 100 million;
•	First National became the largest community bank in the Spartanburg area, based on the FDIC’s Summary of Deposits Report, as of June 30, 2009, and jumped to number two among all banks, and;
•	The second-quarter opening of the Bank’s first branch in the Fort Mill/Tega Cay area has demonstrated successful integration into this growing area, attracting new account openings and deposit growth.

First National Bancshares’ 10-k filing, with full financial tables, can be reviewed at the U.S. Securities and Exchange Commission site, www.sec.gov.

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About First National Bancshares
First National Bancshares, Inc., (NASDAQ: FNSC) is a $717.7 million asset bank holding company, based in Spartanburg, South Carolina.  It provides a wide range of financial services to consumer and commercial customers through its wholly owned banking subsidiary, First National Bank of the South, which has full-service branches in six South Carolina counties. First National Bancshares was incorporated in 1999 to conduct general banking business through its wholly owned bank subsidiary, First National Bank of the South. Additional information about First National is available online at www.fnbwecandothat.com.
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Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to First National's plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which First National conducts operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in First National’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; and (6) whether First National will be able to accomplish the directives contained in the Consent Order with the Office of the Comptroller of the Currency effective as of April 27, 2009, and continue as a going concern.  Additional factors that could cause First National’s results to differ materially from those described in the forward-looking statements can be found in First National’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. First National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.